Exhibit 99.1


R.H. Donnelley Generates Strong Cash Flow in First Quarter;
Dex Integration On Track


    CARY, N.C.--(BUSINESS WIRE)--May 3, 2006--R.H. Donnelley Corporation (NYSE: RHD), one of the nation's leading Yellow Pages and online local commercial search companies, today reported pro forma adjusted cash flow from operations of $243.2 million and GAAP cash flow from operations of $196.0 million.
    "During the quarter we made considerable progress integrating Dex and R.H. Donnelley. We appointed the new senior management team when the deal closed on January 31 and have made significant progress building out all functional groups for the new combined company. After spending the last few months in the Dex markets evaluating people and products, we're more convinced than ever that this acquisition strengthens RHD's product portfolio, management team and sales organization," said David C. Swanson, chairman and chief executive officer of R.H. Donnelley.
    Swanson added, "First quarter results were in line with expectations and on track relative to the full year guidance provided earlier this year. Advertising sales on a same store basis were even with the prior year, reflecting another good quarter in the Sprint markets, the transition underway in the Dex business, and a decline associated with our continued rebuilding efforts in Illinois."
    During the first quarter of 2006, RHD generated pro forma adjusted free cash flow of $231.7 million. Pro forma adjusted cash flow includes Dex Media GAAP results for the month of January, adjusted to exclude $7.5 million of professional fees paid in connection with the sale to RHD, plus RHD GAAP results for the entire quarter. Pro forma adjusted free cash flow includes $11.5 million of pro forma adjusted capital expenditures. GAAP operating cash flow in the quarter was $196.0 million and GAAP capital expenditures in the quarter were $10.4 million.
    As a result of the Dex Media transaction, RHD recorded Dex Media's outstanding debt at fair market value on the acquisition date in accordance with purchase accounting. Although debt book value increased as a result, interest payments and principal obligations are unchanged. As of March 31, 2006, RHD's net debt outstanding, excluding the fair value adjustment, was $10,468.5 million. On a GAAP basis, including the fair value adjustment, net debt was $10,684.7 million.
    See the attached schedules for operating results and a reconciliation of non-GAAP financial measures presented in this release to the most comparable GAAP measures. Please note that combined adjusted figures from first quarter 2005 are not strictly comparable to pro forma adjusted numbers from the current quarter. Different accounting methodologies and certain other factors impact year-over-year comparability. We urge you to read the schedules, Comparative Financial Results section below and the schedule footnotes carefully to better understand the limitations of using these figures for any analysis.

    Outlook

    The Company affirms guidance for full year 2006 provided under
Item 2.02 in the Current Report on Form 8-K furnished to the SEC on February 22, 2006.

    First Quarter Conference Call

    R.H. Donnelley will host a conference call to discuss the first quarter 2006 results of RHD on May 4, 2006 at 10:00 a.m. (ET). The call can be accessed by dialing 888-387-9606 (domestic) or 517-645-6055 (international). The passcode for the call is "RHD". Please dial in to the call by 9:50 a.m. (ET) to ensure a prompt start time. The call will also be available through a webcast, which can be accessed by visiting our website at www.rhd.com, clicking on "Investor Information" and following the instructions provided. Those unable to participate at the scheduled time may access a recorded replay by dialing 800-813-5526 (domestic) or 402-280-1632 (international). The recording will be available through May 19, 2006. There is no passcode for the replay.

    About R.H. Donnelley

    R.H. Donnelley is one of the nation's leading Yellow Pages and online local commercial search companies. The company has more than 4,000 employees operating in 28 states across the United States. Every day, consumers rely on the company's more than 600 directories, online city guides, and search websites to find businesses that provide the services they need. RHD's directories, which have a circulation of approximately 80 million, are marketed under three of the industry's most recognized brands: AT&T Yellow Pages (formerly SBC Yellow Pages) in Illinois and Northwest Indiana; Dex(R) Yellow Pages and Sprint Yellow Pages(R). R.H. Donnelley's expanding presence on the Internet now includes the Best Red Yellow Pages(R) brand at bestredyp.com(R), in AT&T Yellow Pages markets at CHICAGOLANDYP.com and local search services through DexOnline(R) at DexOnline.com(R). Visit www.rhd.com for more information.

    Comparative Financial Results

    As a result of the AT&T and Dex Media transactions and the related financing and associated accounting, management believes that R.H. Donnelley's 2006 and 2005 results reported in accordance with GAAP are not comparable, nor do they reflect the underlying operational or financial performance of R.H. Donnelley. Accordingly, management is presenting certain non-GAAP financial measures in addition to results reported in accordance with GAAP in order to better communicate underlying operational and financial performance in each period. Pro forma adjusted 2006 results discussed in this press release and the attached schedules reflect the combination of RHD with Dex Media as if the transaction had been consummated at the beginning of 2006 and reflect certain other adjustments described below, including adjustments to exclude the effects of purchase accounting related to the Dex Media and AT&T transactions. Combined adjusted 2005 results included in the attached schedules reflect the sum of adjusted RHD results and Dex Media GAAP results during the period. While pro forma adjusted and combined adjusted results each exclude the effects of purchase accounting (and certain other items) to better reflect operating results in the respective periods, because of differences between RHD, AT&T and Dex Media and their respective predecessor accounting policies, pro forma adjusted and combined adjusted results are not strictly comparable and should not be treated as such.
    The primary adjustments related to the AT&T transaction and the Dex Media transaction are recognition of pre-acquisition deferred revenue and deferred expenses that are not reportable under GAAP due to purchase accounting requirements, but that absent purchase accounting would have been recognized during the periods presented. Pro forma adjusted results for R.H. Donnelley also exclude professional fees related to the Dex Media Merger and deferred directory costs related to sales contracts executed prior to the AT&T and Dex Media transactions for directories that were scheduled to publish subsequent to the acquisition, determined based on the estimated billable value of the published directories less the expected costs to complete the directories plus a normal margin. In addition, pro forma adjusted results include interest and depreciation and amortization expenses as if the Dex Media transaction occured on January 1, 2006 and eliminates the interest benefit resulting from the amortization of the fair market value adjustment to Dex Media's debt.
    R.H. Donnelley's adjusted earnings per share assumes conversion at the beginning of the period of the preferred stock that was outstanding at December 31, 2005. The attached schedules include a reconciliation of all non-GAAP financial measures to the most comparable GAAP measures and a further description of the related adjustments for R.H. Donnelley results.
    While purchase accounting related to the Dex Media merger will impact R.H. Donnelley's 2006 reported results, it did not affect 2005 results for either company or, therefore, combined adjusted results for 2005.

    Safe Harbor Provision

    Certain statements contained in this press release regarding RHD's future operating results or performance or business plans or prospects and any other statements not constituting historical fact are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "believe," "expect," "anticipate," "intend," "should," "will," "planned," "estimated," "potential," "goal," "outlook," and similar expressions, as they relate to RHD, have been used to identify such forward-looking statements. All forward-looking statements reflect only RHD's current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to RHD. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause RHD's actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements. Such risks, uncertainties and contingencies include, but are not limited to, statements about the benefits of the merger between RHD and Dex Media, Inc., including future financial and operating results, RHD's plans, objectives, expectations and intentions and other statements that are not historical facts.
    The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the risk that the businesses will not be integrated successfully; (2) the risk that the expected strategic advantages and cost savings from the Dex transaction may not be fully realized or may take longer to realize than expected; (3) disruption from the Dex transaction making it more difficult to maintain relationships with customers, employees or suppliers; and (4) general economic conditions and consumer sentiment in our markets. Additional factors that could cause RHD's results to differ materially from those described in the forward-looking statements are described in detail in the registration statement on Form S-4 that RHD filed with the Securities and Exchange Commission (the "SEC") (Registration No. 333-129539), which contains the joint proxy statement/prospectus relating to the transaction, RHD's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 in Item 1A "Risk Factors," Dex Media's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 in Item 1A "Risk Factors," as well as RHD's and Dex Media's other periodic filings with the SEC that are available on the SEC's website at www.sec.gov.


R.H. DONNELLEY CORPORATION                                  Schedule 1

INDEX OF SCHEDULES
----------------------------------------------------------------------

Schedule 1: Index of Schedules

Schedule 2: Unaudited Condensed Consolidated Statements of Operations for the three months ended March 31, 2006 and 2005

Schedule 3: Unaudited Condensed Consolidated Pro Forma Adjusted and Combined Adjusted Statements of Operations for the three months ended March 31, 2006 and 2005

Schedule 4: Unaudited Condensed Consolidated Balance Sheets at
March 31, 2006 and December 31, 2005

Schedule 5: Unaudited Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2006 and 2005

Schedule 6: Reconciliation of Reported to Unaudited Condensed
Consolidated Pro Forma Adjusted and Combined Adjusted Statements of Operations for the three months ended March 31, 2006 and 2005

Schedule 7: Reconciliation of Non-GAAP Measures

Schedule 8: Notes to Unaudited Condensed Consolidated Financial
Statements and Non-GAAP Measures

----------------------------------------------------------------------
Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.


R.H. DONNELLEY CORPORATION                                  Schedule 2

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
----------------------------------------------------------------------
Amounts in millions, except earnings per share
----------------------------------------------------------------------

                                          Three months ended March 31,
                                      --------------------------------
                                                 2006           2005
                                               Reported       Reported
----------------------------------------------------------------------
Net revenue (1)                                 $320.5         $207.3
Expenses                                         219.7          115.4
Depreciation and amortization                     62.7           21.7
                                      --------------------------------
Operating income                                  38.1           70.2
Interest expense, net                           (153.8)         (57.5)
                                      --------------------------------
Pre-tax (loss) income                           (115.7)          12.7
Tax benefit (provision)                           44.0           (5.0)
                                      --------------------------------
Net (loss) income                                (71.7)           7.7
(Gain) loss on repurchase of Preferred
 Stock                                           (29.2)         133.7
Preferred dividend                                   -            3.3
                                      --------------------------------
Loss available to common shareholders           $(42.5)       $(129.3)
                                      ================================

Loss per share (EPS): (4)
   Basic                                        $(0.76)        $(4.10)
   Diluted                                      $(0.76)        $(4.10)
Shares used in computing EPS: (4)
   Basic                                          55.6           31.5
   Diluted                                        55.6           31.5
----------------------------------------------------------------------
See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note:  These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.
----------------------------------------------------------------------

R.H. DONNELLEY CORPORATION                                  Schedule 3

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA ADJUSTED AND COMBINED
 ADJUSTED STATEMENTS OF OPERATIONS
----------------------------------------------------------------------
Amounts in millions, except earnings per share
----------------------------------------------------------------------
                                          Three months ended March 31,
----------------------------------------------------------------------
                                             2006           2005
                                           Pro Forma       Combined
                                          Adjusted (2)   Adjusted (2)
----------------------------------------------------------------------
Net revenue (1)                                 $676.5         $670.9
Expenses                                         317.3          284.8
Depreciation and amortization                     83.2
                                        ------------------------------
Operating income                                 276.0
Interest expense, net                           (212.7)
                                        ---------------
Pre-tax income                                    63.3
Tax provision                                    (24.1)
                                        ---------------
Net income                                       $39.2
                                        ===============

Earnings per share (EPS): (5), (12)
   Basic                                         $0.57
   Diluted                                       $0.56

Shares used in computing EPS: (5), (12)
   Basic                                          68.2
   Diluted                                        70.2
----------------------------------------------------------------------
See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

See Schedule 6 for a reconciliation of reported to pro forma adjusted and combined adjusted amounts.

Note:  These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.
----------------------------------------------------------------------

R.H. DONNELLEY CORPORATION                                  Schedule 4

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
-----------------------------------------------
Amounts in millions
----------------------------------------------------------------------
                                            March 31,     December 31,
                                              2006           2005
                                            Reported       Reported
----------------------------------------------------------------------
Assets
  Cash and cash equivalents                     $199.3           $7.8
  Accounts receivable, net                     1,344.4          457.3
  Deferred directory costs                       211.2           67.7
  Other current assets                            64.1           33.0
                                        ------------------------------
Total current assets                           1,819.0          565.8

  Fixed assets and computer software,
   net                                           164.2           55.7
  Intangible assets, net                      11,708.8        2,833.2
  Other non-current assets (13)                  175.4          105.9
  Goodwill                                     2,671.4          319.0
                                        ------------------------------
Total Assets                                 $16,538.8       $3,879.6
                                        ==============================

Liabilities, Redeemable Convertible
 Preferred Stock and Shareholders'
 Equity (Deficit)
  Accounts payable and accrued
   liabilities                                  $127.4          $68.9
  Accrued interest                               136.3           20.6
  Deferred directory revenue                     783.3          463.4
  Short-term deferred income taxes, net          255.1           85.7
  Current portion of long-term debt              460.5          100.2
                                        ------------------------------
Total current liabilities                      1,762.6          738.8

  Long-term debt                              10,423.5        2,978.6
  Deferred income taxes, net (13)              2,179.9           65.2
  Other non-current liabilities                  155.4           54.3
                                        ------------------------------
Total liabilities                             14,521.4        3,836.9

Redeemable convertible preferred stock               -          334.1

Shareholders' equity (deficit)                 2,017.4         (291.4)
                                        ------------------------------
Total Liabilities, Redeemable
 Convertible Preferred Stock and
 Shareholders' Equity (Deficit)              $16,538.8       $3,879.6
                                        ==============================

----------------------------------------------------------------------
See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change
pending the Company's filing of its Form 10-Q.
----------------------------------------------------------------------

R.H. DONNELLEY CORPORATION                                  Schedule 5

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
---------------------------------------------------------
For the three months ended March 31, 2006 and 2005

Amounts in millions
----------------------------------------------------------------------
                                            Reported       Reported
                                         Three Months   Three Months
                                              ended          ended
Operating activities:                    March 31, 2006 March 31, 2005
                                        ------------------------------
Net (loss) income                               $(71.7)          $7.7
Depreciation and amortization                     62.7           21.7
Deferred income tax                              (43.9)          21.8
Changes in working capital                       208.9           56.7
Other                                             40.0            4.9
                                        ------------------------------
Net cash provided by operating
 activities                                      196.0          112.8

Investment activities:
Additions to fixed assets and computer
 software                                        (10.4)          (5.5)
Merger, net of cash received                  (1,888.7)             -
                                        ------------------------------
Net cash used in investing activities         (1,899.1)          (5.5)

Financing activities:
(Decrease) increase in checks not yet
 presented for payment                            (6.0)           1.9
Proceeds from issuance of debt, net of
 costs                                         2,517.5          291.7
Repurchase of redeemable convertible
 preferred stock                                (336.1)        (277.2)
Repayment of debt                               (418.9)        (111.4)
Revolver repayments                              (44.7)         (90.2)
Borrowings under the Revolver                    168.7           72.0
Proceeds from option exercises                    14.1            2.7

                                        ------------------------------
Net cash provided by (used in) financing
 activities                                    1,894.6         (110.5)

Increase (decrease) in cash and cash
 equivalents                                     191.5           (3.2)

Cash and cash equivalents, beginning of
 period                                            7.8           10.8

                                        ------------------------------
Cash and cash equivalents, end of period        $199.3           $7.6
                                        ==============================

----------------------------------------------------------------------
See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change
pending the Company's filing of its Form 10-Q.
----------------------------------------------------------------------

R.H. DONNELLEY CORPORATION                                  Schedule 6

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
------------------------------------------------
Reconciliation of Reported to Unaudited Condensed Consolidated
 Pro Forma Adjusted and Combined Adjusted Amounts
(unaudited)

Amounts in millions, except earnings per share
----------------------------------------------------------------------
                                             Three Months Ended
                                              March 31, 2006
                                --------------------------------------
                                    RHD                         Pro
                                                                Forma
                                 Reported  Adjustments   (2)  Adjusted
------------------------------- --------------------------------------
Net revenue (1)                   $320.5      $356.0 (6)       $676.5
Expenses                           219.7        97.6 (6)        317.3
Depreciation and amortization       62.7        20.5 (7)         83.2
                                 -------- -----------         --------
Total expenses                     282.4       118.1            400.5
                                --------- -----------         --------
 Operating income                   38.1       237.9            276.0
Interest expense, net             (153.8)      (58.9)(7)       (212.7)
                                --------- -----------         --------
Pre-tax (loss) income             (115.7)      179.0             63.3
Tax benefit (provision)             44.0       (68.1)(8)        (24.1)
                                --------- -----------         --------
 Net (loss) income                 (71.7)      110.9             39.2
(Gain) loss on repurchase of
 Preferred Stock                   (29.2)       29.2 (3)            -
Preferred dividend                     -           -                -
                                 -------- -----------         --------
 (Loss) income available to
  common shareholders             $(42.5)      $81.7            $39.2
                                 ======== ===========         ========

(Loss) Earnings per share (EPS):
(3), (4), (5), (12)
   Basic                          $(0.76)                       $0.57
   Diluted                        $(0.76)                       $0.56

Shares used in computing EPS:
 (3), (4), (5), (12)
   Basic                            55.6        12.6 (3), (12)   68.2
   Diluted                          55.6        14.6 (3), (12)   70.2


----------------------------------------------------------------------
                Three Months Ended March 31, 2005
----------------------------------------------------------------------
                  RHD                       RHD     Dex       Combined
                                                    Media
               Reported   Adjustments(2) Adjusted Reported(2) Adjusted
----------------------------------------------------------------------
Net revenue (1)   $207.3       $51.9 (6)   $259.2  $411.7      $670.9
Expenses           115.4        (8.0)(6)    107.4   177.4       284.8

----------------------------------------------------------------------
See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change
pending the Company's filing of its Form 10-Q.
----------------------------------------------------------------------

R.H. DONNELLEY CORPORATION                                 Schedule 7a

RECONCILIATION OF NON-GAAP MEASURES
-----------------------------------
(unaudited)

Amounts in millions, except per share amounts
---------------------------------------------------------------------
                                          Three Months Ended March 31,
                                        -----------------------------
                                             2006           2005
---------------------------------------------------------------------
Reconciliation of advertising sales to
 net revenue - GAAP, net revenue - pro
 forma adjusted and net revenue combined
 adjusted (9)

RHD advertising sales disclosed in
 March 31, 2005 Form 10-Q                                     $256.6

Dex Media implied publication sales for
 first quarter 2005, disclosed in Dex
 Media's second  quarter 2005 press
 release                                                       452.2

Combined adjustments for changes in
 publication dates and definition of
 advertising sales                                              (1.6)
                                                        --------------

RHD pro forma advertising sales                $707.0          707.2

Advertising sales percentage change
 over prior year                                  0.0%

Less pre-acquisition Dex Media
 advertising sales not recognized as
 current period revenue. Less combined
 current period advertising sales not
 recognized as revenue due to the
 deferral method of accounting. Plus
 combined net revenue reported in the
 period for advertising sales from prior
 periods.                                      (392.0)        (500.4)

                                        -------------- --------------
Net directory advertising revenue               315.0          206.8

Other revenue                                     5.5            0.5
                                        -------------- --------------

Net revenue - GAAP                              320.5          207.3

Plus net revenue from directories
 that published prior to acquisitions
 that would have been recognized during
 the period absent purchase accounting
 adjustments required under GAAP                356.0           51.9

                                        --------------
Net revenue - pro forma adjusted               $676.5
                                        ==============
Dex Media net revenue                                          411.7
                                                       --------------
Net revenue - combined adjusted                               $670.9
                                                       ==============

----------------------------------------------------------------------
See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change
pending the Company's filing of its Form 10-Q.
----------------------------------------------------------------------

R.H. DONNELLEY CORPORATION                                 Schedule 7b

RECONCILIATION OF NON-GAAP MEASURES (cont'd)
--------------------------------------------
(unaudited)

Amounts in millions, except per share amounts
----------------------------------------------------------------------
                                                        Three Months
                                                         Ended March
                                                             31,
                                                       ---------------
                                                            2006
----------------------------------------------------------------------
Reconciliation of net loss - GAAP to EBITDA and pro forma adjusted EBITDA


Net loss - GAAP                                                $(71.7)
Plus tax benefit                                                (44.0)
Plus interest expense, net                                      153.8
Plus depreciation and amortization                               62.7
                                                       ---------------
EBITDA (10)                                                     100.8

Plus net revenue from Dex Media-branded
 directories that published prior to the
 acquisition that would have been recognized
 during the period absent purchase accounting
 adjustments required under GAAP                                356.0

Less expenses on directories that published prior
 to each acquisition that would have been
 recognized during the period absent purchase
 accounting required under GAAP and
 professional fees associated with the Dex Media
 transaction paid for by Dex Media, net of
 amortized deferred cost uplift on sales
 contracts as of the date of each acquisition.                  (97.6)

                                                       ---------------
Net effect of adjustments                                       258.4


                                                       ---------------
Pro forma adjusted EBITDA (10)                                 $359.2
                                                       ===============

----------------------------------------------------------------------
See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change
pending the Company's filing of its Form 10-Q.
----------------------------------------------------------------------

R.H. DONNELLEY CORPORATION                                 Schedule 7c

RECONCILIATION OF NON-GAAP MEASURES (cont'd)
--------------------------------------------
(unaudited)

Amounts in millions, except per share amounts
----------------------------------------------------------------------
                                                    Three Months Ended
                                                    ------------------
                                                      March 31, 2006
----------------------------------------------------------------------
Reconciliation of diluted loss per share - GAAP to diluted earnings per share - pro forma adjusted

Diluted loss per share - GAAP                                  $(0.76)
Effect of converting preferred stock to common stock
 at the beginning of the period                                 (0.26)
Impact of acquisitions, including adjustments to
 eliminate purchase accounting                                   1.58
                                                    ------------------
Diluted earnings per share - pro forma adjusted                 $0.56
                                                    ==================

----------------------------------------------------------------------
                                                    Three Months Ended
                                                    ------------------
                                                      March 31, 2006
----------------------------------------------------------------------

Reconciliation of cash flow from operations - GAAP to pro forma adjusted cash flow from operations and pro forma adjusted free cash flow

Cash flow from operations - GAAP                               $196.0
Add: Dex Media cash flow from operations for January
 2006 - GAAP                                                     39.7
Add: Professional fees related to the Dex Media
 Merger paid for by Dex Media                                     7.5
                                                    ------------------
Pro forma adjusted cash flow from operations                    243.2
Less: additions to fixed assets and computer
 software - GAAP                                                 10.4
Less: Dex Media additions to fixed assets and
 computer software for January 2006 - GAAP                        1.1
                                                    ------------------
Pro forma adjusted free cash flow                              $231.7
                                                    ==================

----------------------------------------------------------------------
                                                    Three Months Ended
                                                    ------------------
                                                      March 31, 2006
----------------------------------------------------------------------

Reconciliation of debt - GAAP to net debt - excluding fair market value adjustment (11)

Debt - GAAP                                                 $10,884.0
Less: Cash                                                     (199.3)
                                                    ------------------
Net debt - GAAP                                              10,684.7

Less: Fair market value adjustment due to purchase
 accounting                                                    (216.2)
                                                    ------------------
Net debt - excluding fair market value adjustment           $10,468.5
                                                    ==================

----------------------------------------------------------------------
See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.
----------------------------------------------------------------------

R.H. DONNELLEY CORPORATION                                 Schedule 7d

RECONCILIATION OF NON-GAAP MEASURES (cont'd)
(unaudited)

$ in billions
----------------------------------------------------------------------
                                                           Full Year
                                                              2006
                                                            Outlook
---------------------------------------------------------------------
Reconciliation of cash flow from operations outlook -
 GAAP to free cash flow outlook GAAP and pro forma adjusted free cash flow outlook

Cash flow from operations outlook - GAAP                        $0.73
Less: Additions to fixed assets and computer software           (0.08)
                                                           ----------
Free cash flow outlook                                           0.65
                                                           ----------
Add: Dex Media free cash flow for January 2006                   0.04
Add: Professional fees related to the Dex Media Merger
 paid for by Dex Media                                           0.01
                                                           ----------
Pro forma adjusted free cash flow outlook                       $0.70
-----------------------------------------------------------==========-
This schedule updates and replaces the reconciliation of cash flow from operations outlook - GAAP to free cash flow outlook GAAP and pro forma adjusted free cash flow outlook provided in Schedule 9d in the fourth quarter 2005 and full year 2005 earnings release dated February 22, 2006.

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 8.

----------------------------------------------------------------------
Note: These schedules are preliminary and subject to change
pending the Company's filing of its Form 10-Q.
----------------------------------------------------------------------

R.H. DONNELLEY CORPORATION                                  Schedule 8

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 AND NON-GAAP MEASURES
----------------------------------------------------------------------
(1) Publishing revenue is recognized using the deferral and amortization method of accounting. Under this method, when a directory is published, the publication sales value is deferred and amortized into the statement of operations ratably over the life of the directory, which is typically 12 months.

(2) As a result of the Dex Media and AT&T (formerly known as SBC) transactions and the related financing and associated accounting, management believes that the 2006 and 2005 results reported in accordance with GAAP are not comparable, nor do they reflect the Company's underlying operational or financial performance. Accordingly, management is presenting certain non-GAAP financial measures in addition to results reported in accordance with GAAP in order to better communicate underlying operational and financial performance in each period.

Pro forma adjusted results for 2006 reflect the combination of RHD with Dex Media as if the transaction had been consummated at the beginning of 2006 and reflect certain other adjustments described below, including adjustments to exclude the effects of purchase accounting related to the Dex Media and AT&T transactions and professional fees associated with the Dex Media transaction incurred by Dex Media in January 2006. In addition, pro forma adjusted results include interest and depreciation and amortization expenses as if the Dex Media transaction occurred on January 1, 2006 and eliminates the interest benefit resulting from the amortization of the fair market value adjustment to Dex Media's debt balance described in footnote 7.

Combined adjusted 2005 results reflect the sum of adjusted RHD results, which exclude the impact of purchase accounting related to the AT&T transaction and certain other adjustments described below, and Dex GAAP results for the period.

The pro forma adjusted and combined adjusted results assume that the appropriate pro rata portion of the revenues and direct costs of directories acquired from Dex Media and AT&T, respectively, that published prior to the transactions were recognized during the period pursuant to the deferral and amortization method. As a result of purchase accounting, these pre-acquisition revenues and expenses are not included in reported GAAP results. Additionally, the cost uplift reported under GAAP to eliminate profit on sales contracts completed before the transaction date for Dex Media and AT&T directories not yet published at the transaction date has also been excluded from pro forma adjusted and combined adjusted results. See Schedule 6 for details of all adjustments to the reported GAAP results.

(3) Pro forma adjusted results for the three months ended March 31, 2006 assume the remaining Preferred Stock was completely converted to Common Stock at the beginning of the period and therefore the gain on the repurchase of Preferred Stock is excluded.

(4) On a reported basis, basic EPS is calculated under the "two-class" method that requires earnings (loss) available to common shareholders, after deducting preferred dividends, the accretion of Preferred Stock to fair value and the loss (gain) on repurchase of Preferred Stock, to be allocated between the common and preferred shareholders based on the respective rights to receive dividends. Basic EPS is then calculated by dividing income (loss) allocable to common shareholders by the weighted average number of shares outstanding. Diluted EPS is calculated by dividing income (loss) allocable to common shareholders by the weighted average common shares outstanding plus potentially dilutive common stock equivalents.
In periods that result in a net loss, the net loss is not allocated between common and preferred shareholders since the preferred shareholders do not have a contractual obligation to share in any loss.

(5) On a pro forma adjusted basis in 2006, basic and diluted EPS are calculated as net income divided by the weighted average basic and diluted shares outstanding for the period assuming the Dex Media transaction was consummated at the beginning of the period.

----------------------------------------------------------------------
Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION                                  Schedule 8
                                                              (cont'd)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 AND NON-GAAP MEASURES (cont'd)
----------------------------------------------------------------------
(6) Adjustments for the three months ended March 31, 2006 and 2005 include revenue and expenses for directories acquired as a result of the Dex Media and AT&T transactions, respectively, that published prior to the transaction date and that would have been recognized during the period absent purchase accounting adjustments required under GAAP. Additionally, the cost uplift reported under GAAP to eliminate profit on sales contracts completed before the transaction date for directories not yet published at the transaction date has also been removed from both periods presented. Adjustments to reported GAAP expenses in 2006 also exclude professional fees associated with the Dex Media transaction incurred by Dex Media in January 2006

(7) Interest expense is presented on a pro forma adjusted basis reflecting the incremental debt RHD incurred as if the Dex Media transaction occurred on January 1, 2006. As a result of purchase accounting, RHD was required to adjust the carrying value of Dex Media's debt at January 31, 2006 to its fair market value. Pro forma adjusted interest eliminates the interest expense benefit resulting from the amortization of the fair market value adjustment to Dex Media's debt. Pro forma adjusted depreciation and amortization reflects the amortization of intangible assets acquired as if the Dex Media transaction occurred on January 1, 2006.

(8) Represents the tax effect of adjustments.

(9) Advertising sales represent the total billable value of print and online products in the period when billing commences.

(10) EBITDA represents earnings (loss) before interest, taxes, depreciation and amortization. Pro forma adjusted EBITDA represents pro forma adjusted earnings before interest, taxes, depreciation and amortization. EBITDA and pro forma adjusted EBITDA are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income or net income prepared in conformity with GAAP. In addition, EBITDA may not be comparable to similarly titled measures of other companies. EBITDA for the three months ended March 31, 2006 includes a charge of $16.5 million for stock-based compensation in accordance with Statement of Financial Accounting Standards No. 123 (R),
Share-Based Payment.

(11) Net debt - GAAP represents total debt less cash and cash equivalents for the respective period. Net debt - excluding fair market value adjustments represents net debt - GAAP adjusted to remove the fair value purchase accounting adjustment of Dex Media's debt noted in footnote 7.

(12) Pursuant to the Dex Media Merger Agreement, each issued and outstanding share of Dex Media common stock as of January 31, 2006 was converted into the right to receive $12.30 in cash and 0.24154 of a share of RHD common stock. As of January 31, 2006, 151,309,850 shares of Dex Media common stock were issued and outstanding, which resulted in the issuance of 36,547,381 shares of RHD common stock. Pro forma adjusted weighted average common shares outstanding for 2006 assumes the Dex Media transaction occured on January 1, 2006. Pro forma adjusted basic and diluted EPS for 2006 does not necessarily reflect what the underlying operational or financial performance of RHD would have been had the Dex Media transaction been consummated at the beginning of 2006.

(13) Reported amounts at December 31, 2005 have been reclassified to conform with the current period presentation.

----------------------------------------------------------------------
Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.



    CONTACT: R.H. Donnelley Corporation, Cary
             Investors:
             James M. Gruskin, 800-497-6329
             or
             Media:
             Tyler D. Gronbach, 919-297-1541